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                                                                    EXHIBIT 21.1

                  Subsidiaries of Wyndham Hotel Corporation

                                                Jurisdiction of
                                                Incorporation/           Names Under Which
                Name                             Organization           Entity Does Business
                ----                             ------------           --------------------
Wyndham Management Corporation                      Delaware      Wyndham Management Corporation
                                                                  Wyndham Hotels & Resorts
                                                                  Wyndham Garden Hotels
                                                                  Wyndham Hotels

GHALP Corporation                                   Delaware      GHALP Corporation

Wyndham IP Corporation                              Delaware      Wyndham IP Corporation

WH Interest, Inc.                                    Texas        WH Interest, Inc.

Rose Hall Associates Limited Partnership             Texas        Rose Hall Associates Limited Partnership

WHC Caribbean Limited                               Jamaica       WHC Caribbean Limited

Waterfront Management Corporation                   Delaware      Waterfront Management Corporation

WHCMB, Inc.                                         Delaware      WHCMB, Inc.

Wyndham Hotels & Resorts (Aruba) N.V.                Aruba        Wyndham Hotels & Resorts (Aruba) N.V.

Xerxes Limited                                      Jamaica       Xerxes Limited

WHC Vinings Corporation                             Delaware      WHC Vinings Corporation